UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017 (December 27, 2017)

Fortress Investment Group LLC

(Exact name of Registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 798-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Introductory Note

On December 27, 2017, Fortress Investment Group LLC, a Delaware limited liability company (the “Company”), completed its previously announced merger (the “Merger”) with Foundation Acquisition LLC, a Delaware limited liability company (“Merger Sub”) and a wholly owned subsidiary of SB Foundation Holdings LP, a Cayman Islands exempted limited partnership (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 14, 2017, as amended by that certain Amendment No. 1, dated as of July 7, 2017 (as so amended, the “Merger Agreement”), by and among the Company, Parent and Merger Sub, providing for, among other things, the Merger. Upon consummation of the Merger, the Company became wholly owned by Parent. Parent is an affiliate of SoftBank Group Corp. (“SoftBank”).

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each Class A Share of the Company issued and outstanding immediately prior to the Effective Time (other than shares (i) held by the Company as treasury stock or (ii) owned by Parent, Merger Sub or any subsidiary of the Company) and each restricted stock unit with respect to the Class A Shares outstanding immediately prior to the Effective Time were automatically cancelled and converted into the right to receive $8.08 in cash, without interest, less any applicable taxes required to be withheld. Each Class B Share of the Company outstanding immediately prior to the Effective Time was cancelled and retired in exchange for no consideration (although pursuant to the Founders Agreement (as defined below), holders of such shares received consideration in respect of each corresponding aggregate limited partner interest in each of Fortress Operating Entity I LP, FOE II (New) LP and Principal Holdings I LP, the limited partnerships through which the Company conducts its business and holds its investments (the “FOG Units”), as described further below).

Substantially concurrently with the Merger, FIG Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and FIG Asset Co. LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (together, the “Buyers”), completed the transactions contemplated by that certain Founders Agreement, dated as of February 14, 2017 (as amended, the “Founders Agreement”), by and among Parent, the Company, the Buyers, and each of Peter Briger, Principal and Co-Chairman of the Company, Wesley Edens, Principal and Co-Chairman of the Company, and Randal Nardone, Principal, Chief Executive Officer and Director of the Company (each, a “Founder”), and their related parties that owned FOG Units (collectively with the Founders, the “Sellers”). At the closing of the transactions contemplated by the Founders Agreement (the “Founders Closing”), the Buyers purchased from the Sellers 100% of the FOG Units not already owned by the Company and its subsidiaries for $7.79 per FOG Unit (representing the agreed $8.08 purchase price per FOG Unit, as reduced pursuant to and in accordance with the Founders Agreement for excess tax distributions in the amount of $0.29 per unit made to holders of FOG Units since the date of the Founders Agreement).

Pursuant to the Founders Agreement, each Seller placed 50% of the after-tax proceeds from the sale of its FOG Units into escrow at the Founders Closing. As previously disclosed, eighty percent (80%) of the escrowed amount will be released to the applicable Seller upon the fourth anniversary of the Founders Closing, and the remaining escrowed amount will be released to the applicable Seller upon the fifth anniversary of the Founders Closing. If, prior to the applicable release date, (i) the Founder’s employment is terminated by the Company for any reason, (ii) the Founder resigns for “good reason” (as defined in the Founders Agreement) or (iii) the Founder’s employment is terminated due to death or disability (each, an “Early Release Event”), the escrowed proceeds will be released to the applicable Seller. If, prior to the applicable release date, the applicable Founder’s employment is terminated by the Founder for any reason other than due to a resignation with “good reason” or the Founder’s death or disability, the escrowed proceeds will be forfeited to Parent. Each Seller is also required to retain investments in Company vehicles and certain other agreed investments equal to 90% of its existing investments until the earlier of the fourth anniversary of the Founders Closing or upon an Early Release Event. These escrowed proceeds and retained investments will be invested in funds and investment vehicles of the Company or SoftBank Group Corp., or in stock of Softbank Group Corp.

Item 1.02. Termination of a Material Definitive Agreement.

On December 27, 2017, in connection with closing of the Merger, FIG LLC, a Delaware limited liability company and a subsidiary of the Company, repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under that certain Credit Agreement, dated as of January 15, 2016, by and among FIG LLC, as borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., in its capacity as administrative agent, and terminated all commitments thereunder.

At the Founders Closing, that certain Shareholders Agreement, dated as of February 13, 2007, by and among the Founders, the Company and the other parties thereto, as amended, terminated in accordance with its terms.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 27, 2017, in connection with the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE file with the SEC an application on Form 25 to report that the Class A Shares are no longer listed on the NYSE. In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Class A Shares, requesting that the Class A Shares be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Class A Shares under the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, the Company became a wholly owned indirect subsidiary of Parent. The disclosure set forth in the Introductory Note and Item 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the Effective Time, Messrs. Briger, Edens and Nardone remained directors of the Company. In addition, following the Effective Time, each of Michael G. Rantz, George G. Wellde, Jr., Yoshimitsu Goto and Rajeev Misra became directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately following the Effective Time, the Company’s sole member approved the amendment and restatement of the Company’s Limited Liability Company Agreement. A copy of the Fifth Amended and Restated Limited Liability Company Agreement of the Company is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On December 27, 2017, SoftBank issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fifth Amended and Restated Limited Liability Company Agreement of Fortress Investment Group LLC

99.1	Press Release, dated December 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Vice President, General Counsel and Secretary

Date: December 27, 2017

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